                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

    A National Banking Association                              36-0899825
                                                             (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                     60670-0126
 (Address of principal executive offices)                       (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------

                             RALSTON PURINA COMPANY
              (Exact name of obligor as specified in its charter)

                Missouri                                 43-0470580
    (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization)                identification number)


          Checkerboard Square
          St. Louis, Missouri                              63164
(Address of principal executive offices)                 (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 27th day of May, 1997.


                                  The First National Bank of Chicago,
                                  Trustee

                                  By  /s/ Richard D. Manella

                                          Richard D. Manella
                                          Vice President and Senior Counsel





* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                 May 27, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Ralston Purina Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  The First National Bank of Chicago

                                  By:   /s/ Richard D. Manella

                                        Richard D. Manella
                                        Vice President and Senior Counsel

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago    Call Date: 03/31/97    ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                           Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                 C400
                                                                             Dollar Amounts in               ------------
                                                                                 Thousands           RCFD    BIL MIL THOU
                                                                             -----------------       ----    ------------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)                                        0081     3,871,170        1.a.
     b. Interest-bearing balances(2)                                                                 0071     6,498,314        1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)                                    1754             0        2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)                                 1773     3,901,208        2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                                          1350     4,612,975        3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)                                                                   RCFD 2122 23,345,201                              4.a.
     b. LESS: Allowance for loan and lease losses                            RCFD 3123    420,963                              4.b.
     c. LESS: Allocated transfer risk reserve                                RCFD 3128          0                              4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)                                                         2125    22,924,238        4.d.
5.   Trading assets (from Schedule RD-D)                                                             3545     8,792,158        5.
6.   Premises and fixed assets (including capitalized leases)                                        2145       706,928        6.
7.   Other real estate owned (from Schedule RC-M)                                                    2150         6,563        7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                                  2130        61,551        8.
9.   Customers' liability to this bank on acceptances outstanding                                    2155       488,866        9.
10.  Intangible assets (from Schedule RC-M)                                                          2143       291,569       10.
11.  Other assets (from Schedule RC-F)                                                               2160     1,775,283       11.
12.  Total assets (sum of items 1 through 11)                                                        2170    53,930,823       12.


------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:                                                  The First National Bank       Call Date:  03/31/97
                                                                             of Chicago          ST-BK:  17-1630 FFIEC 031
Address:                                                             One First National Plaza,           Page RC-2
                                                                              Ste 0303
City, State  Zip:                                                        Chicago, IL  60670
FDIC Certificate No.:                                                                 0/3/6/1/8
                                                                                      ---------

                             Schedule RC-Continued
                                                  Dollar Amounts in
                                                          Thousands                Bil Mil Thou
                             --------------------------------------                   ---------
LIABILITIES
13.                          Deposits:
                             a. In domestic offices (sum of totals
                             of columns A and C
                             from Schedule RC-E, part 1)             RCON 2200                                   21,550,056   13.a.
                             (1) Noninterest-bearing(1)              RCON 6631  8,895,137        13.a.1
                             (2) Interest-bearing                    RCON 6636 12,654,919        13.a.2
                             b. In foreign offices, Edge and
                             Agreement subsidiaries, and
                             IBFs (from Schedule RC-E, part II)      RCFN 2200                                   12,364,650   13.b.
                             (1) Noninterest bearing                 RCFN 6631                                      287,496   13.b.1

                             (2) Interest-bearing                    RCFN 6636 12,077,154        13.b.2
14.                          Federal funds purchased and
                             securities sold under agreements
                             to repurchase:                          RCFD 2800                                    3.817,421       14

15.                          a. Demand notes issued to the U.S.      RCON 2840                                       63,621   15.a.
                             Treasury
     b. Trading
      Liabilities(from
      Sechedule RC-D)......  RCFD 3548                                                5,872,831  15b.
16.                          Other borrowed money:
                             a. With original maturity of one year   RCFD 2332                                    2,607,549   16.a.
                             or less
                             b. With original  maturity of more      RCFD 2333                                      322,414   16b.
                             than one year
17.                          Not applicable
18.                          Bank's liability on acceptance          RCFD 2920                                      488,866      18.

                             executed and outstanding
19.                          Subordinated notes and debentures       RCFD 3200                                    1,550,000      19.

20.                          Other liabilities (from Schedule RC-G)  RCFD 2930                                    1,196,229      20.

21.                          Total liabilities (sum of items 13      RCFD 2948                                  49 ,833,637      21.

                             through 20)
22.                          Not applicable
EQUITY CAPITAL
23.                          Perpetual preferred stock and related   RCFD 3838                                            0      23.

                             surplus
24.                          Common stock                                             RCFD 3230                     200,858      24.

25.                          Surplus (exclude all surplus related    RCFD 3839                                    2,944,244      25.

                             to preferred stock)
26. a. Undivided profits and capital reserves                        RCFD 3632                                      954,885   26.a.
                             b. Net unrealized holding gains
                             (losses) on available-for-sale
                             securities                                               RCFD 8434                     (1,089)   26.b.
27.                          Cumulative foreign currency             RCFD 3284                                      (1,712)      27.

                             translation adjustments
28.                          Total equity capital (sum of items 23   RCFD 3210                                    4,097,186      28.

                             through 27)
29.                          Total liabilities, limited-life
                             preferred stock, and equity
                             capital (sum of items 21, 22, and 28)   RCFD 3300                                   53,930,823      29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
     external          Number

auditors as of any date
 during 1996 . . . . . . .
 . . . . . . . . . . . . .
 . . . . . . . . . .. . .
 . ....RCFD 6724                           M.1.

 2
1 =                          Independent audit of the bank                                    4. =  Directors' examination of the
                             conducted in accordance                                                bank performed by other
          with generally
           accepted
           auditing
           standards by a
           certified         external auditors (may be
                             required by state chartering
          public
           accounting firm
           which submits a
           report on the
           bank              authority)
2 =                          Independent audit of the bank's                                   5 =  Review of the bank's financial
                             parent holding company                                                 statements by external
          conducted in
           accordance with
           generally
           accepted
           auditing          auditors
          standards by a
           certified
           public
           accounting firm
           which                                           6 =   Compilation of the bank's
                                                                 financial statements by external
                             submits a report on the consolidated holding company                   auditors
                             (but not on the bank separately)                                  7 =  Other audit procedures
                                                                                                    (excluding tax preparation work)

3 =                          Directors' examination of the                                     8 =  No external audit work
                             bank conducted in
                             accordance with generally accepted auditing standards

          by a certified public accounting firm (may be required by
          state chartering authority)
-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.